UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2007
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-20720 (Commission File Number)	77-0160744 (I.R.S. Employer Identification No.)
10275 Science Center Drive, San Diego, California, 92121-1117
(Address of Principal Executive Offices) (Zip Code)
(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.
     On December 11, 2007, Ligand Pharmaceuticals Incorporated (the “Company”) commenced a plan to reduce the Company’s workforce by approximately one-third. The Company expects to record charges of approximately $1.2 million for personnel costs associated with this action. The charges that the Company expects to incur in connection with the plan are subject to a number of assumptions, and actual results may materially differ. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the plan. The Company expects to complete the plan by the end of the first quarter of 2008.
     This report contains “forward-looking” statements, including but not limited to statements with respect to the expected timing for completion of the workforce reduction plan and the estimated charges to be incurred as a result of the plan. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s need to retain skilled employees and consultants and other risks detailed from time to time in the Company’s public periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and other periodic filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED
	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
Date: December 12, 2007	Title:	Vice President, General Counsel and Secretary